UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Maxwell Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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MAXWELL TECHNOLOGIES, INC.

9244 BALBOA AVENUE

SAN DIEGO, CALIFORNIA 92123

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2005

To the Stockholders of

Maxwell Technologies, Inc.

The 2005 Annual Meeting of Stockholders (the “Meeting”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 5, 2005 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, for the purpose of considering and voting upon the:

1.	Election of Carlton Eibl, Robert Guyett and Thomas Ringer as directors of the Company in Class III to serve until the 2008 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

2.	Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2005 fiscal year.

3.	Approval of the Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan.

4.	Approval of the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.

Stockholders may also act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof. The Board of Directors of the Company (the “Board”) is not aware of any other business to be presented to a vote of the stockholders at the Meeting.

The Board has fixed the close of business on March 7, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

David H. Russian

Secretary

April 5, 2005

San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING, EVEN IF YOU PREVIOUSLY RETURNED A SIGNED PROXY.

MAXWELL TECHNOLOGIES, INC.

9244 Balboa Avenue, San Diego, California 92123

PROXY STATEMENT FOR THE 2005 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 5, 2005

GENERAL INFORMATION

This Proxy Statement is first being mailed on or about April 5, 2005 to the stockholders of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2005 Annual Meeting of the Stockholders of the Company (the “Meeting”) to be held on May 5, 2005 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, and any adjournment or postponement thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or postponement thereof.

The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company’s directors, officers and regular employees, without extra compensation, may solicit proxies by telephone, personal interview, or other means.

The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report for the year ended December 31, 2004 on Form 10-K (the “Annual Report”), is being mailed to stockholders concurrently with the mailing of this Proxy Statement. The Annual Report contains, among other things, financial information regarding the Company and a discussion of developments in the Company’s business during the fiscal year ended December 31, 2004. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.

VOTING RIGHTS

The close of business on March 7, 2005 (the “Record Date”) has been fixed by the Board as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had outstanding and entitled to vote 15,732,889 shares of Common Stock. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting.

The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the appointment of independent auditors.

With regard to the election of directors, the three nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, the matter must be approved by a majority of the votes cast on the matter. Under Delaware law and the Company’s Amended and Restated Bylaws (“Bylaws”), abstentions are counted as votes cast, and therefore have the same effect as votes against a matter. Broker non-votes, on the other hand, are not considered to be votes cast and have no effect on the outcome of the matter.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class III expires with the Meeting. The directors in Class I and Class II will continue in office until their terms expire at the 2006 and 2007 Annual Meeting of Stockholders, respectively. The directors elected in Class III at the Meeting will hold office for a term expiring at the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Holders of Common Stock are entitled to cast one vote for each share held for three nominees for director in Class III. The three nominees receiving the greatest number of votes will be elected directors of the Company in Class III. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. While the Company has no reason to believe that any of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of the Company’s executive officers or directors.

Set forth below is certain information regarding the nominees for director and the other directors of the Company who will continue in office for terms extending beyond the Meeting. The nominees for director were nominated by non-management directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Robert Guyett, 68 (Class III)	Mr. Guyett was appointed a Class III director in January 2000 and was appointed Chairman in May 2003. Since 1995, he has been president and chief executive officer of Crescent Management Enterprises LLC, a consulting firm that provides financial management and investment advisory services. Since 1990, he has been a director of Newport Corp., a supplier of products and systems to the semiconductor, communications, electronics, research and life science markets. He is also a director and Treasurer of the Christopher Reeve Paralysis Foundation and serves on the boards of several privately held companies. From 1991-1995, he was a director and chief financial officer of Engelhard Corporation and from 1987-1991, he was a director and chief financial officer of Fluor Corporation.

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience

Carlton J. Eibl, 44 (Class III)	Mr. Eibl was appointed a Class III director in July 1998 and served as Chief Executive Officer of the Company from November 1999 to April 2003. Since April 2003, he has been a managing director and chief operating officer of Enterprise Partners Venture Capital, a venture capital firm based in San Diego. From February 1999 until he formally joined the Company on December 1, 1999, Mr. Eibl served as president and chief operating officer of Stratagene Corporation, a privately held biotechnology company. Prior thereto, Mr. Eibl held various executive positions with Mycogen Corporation, a diversified, publicly held agribusiness and biotechnology company. Mr. Eibl joined Mycogen in 1993 as executive vice president and general counsel. In 1995, he was appointed president and chief operating officer of Mycogen and in 1997 he became chief executive officer of Mycogen. The Dow Chemical Company acquired Mycogen at the end of 1998.

Thomas Ringer, 73 (Class III)	Mr. Ringer was appointed a Class III director in April 2004. He is a former corporate executive and certified public accountant. Since 1991, he has been a director, and currently is chairman of the board and chair of the audit committee, of Document Sciences Corp., a Nasdaq-listed provider of content processing services. Since 1996, he has been a director, and formerly was audit committee chair of, CalAmp Corp., a Nasdaq-listed electronics and software development firm. Since 1980, he has been a director, and currently is chairman of the board of, Wedbush Morgan Securities, a California-based broker dealer, and since 1994, he has been a director, and currently is chairman of the board of, M.S. Aerospace Inc., a manufacturer of standard and specialty fasterners. From 1980 to 1982, he was president and chief executive officer of Fujitsu Systems of America, formerly The TRW-Fujitsu Co., and in the 1980’s he was chairman and chief executive officer of Recognition Equipment, Inc., an NYSE company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE

2006 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
José L. Cortes, 40 (Class I)	Mr. Cortes was appointed a Class I director in July 2002. Since 1999, Mr. Cortes has been chairman of Montena, SA, a holding company that sold its Montena Components, Ltd., subsidiary to the Company in July 2002. Since 1996, he has been a director of GroCor Asset Management, AG, an asset management firm, and since 1996, he has been a partner in the firm of Cortes & Grossenbacher, a family office and private equity advisor. Mr. Cortes resides in Zürich, Switzerland.

Richard D. Balanson, 55 (Class I)	Dr. Balanson was appointed President and Chief Executive Officer of the Company in April 2003, and was elected a Class I director in May 2003. He joined the Company in 1999 as a Corporate Vice President and President of the Advanced Energy Products Unit, a subsidiary of the Company, assuming primary responsibility for development of the Company’s ultracapacitor product line. In 2000, he was appointed President of the Electronic Components Group, a subsidiary of the Company, and in May 2002 was promoted to the newly created position of President and Chief Operating Officer of the Company. From 1996 until he joined the Company, he was president and chief operating officer of 3D Systems, a California-based manufacturer of rapid prototyping equipment. Previously, from 1994 to 1996, he was general manager, executive vice president and a director of Maxtor Corp., a disk drive manufacturer, and from 1992 until 1994 was president and chief operating officer of Applied Magnetics, a producer of magnetic recording components.

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience

Edward Caudill, 62 (Class I)	Mr. Caudill was appointed a Class I director in December 2004. From August 2002 until March 2005, he was president and chief executive officer and a director of Fleetwood Enterprises, a leading producer of recreational vehicles and manufactured housing. From 1999 until he joined Fleetwood, he was a corporate vice president of PACCAR, Inc., a manufacturer of heavy duty trucks, and before that was general manager of PACCAR’s subsidiary, Kenworth Truck Company. Previously, he was PACCAR’s vice president of purchasing, general manager of its parts distribution business, and held several management positions with Peterbilt Motors, another PACCAR truck division. Earlier in his career, he held senior level sales and manufacturing positions with Rockwell International and Eaton Corp.

DIRECTORS CONTINUING IN OFFICE UNTIL THE

2007 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Mark Rossi, 48 (Class II)	Mr. Rossi was appointed a Class II director in November 1997. Mr. Rossi is a senior managing director of Cornerstone Equity Investors, L.L.C., a New York-based private equity firm with assets under management in excess of $1 billion. Prior to the formation of Cornerstone Equity Investors in 1996, Mr. Rossi was president of Prudential Equity Investors, Inc. Mr. Rossi’s industry focus is on technology-related and telecommunications companies. Since December 1999, he has been a director, and in January 2003 was elected chairman of the board, of Novatel Wireless, Inc., a provider of wireless broadband access solutions. He is also a member of the board of directors of True Temper, Inc., a manufacturer of golf club shafts and other specialty steel products.

Jean Lavigne, 67 (Class II)	Mr. Lavigne was appointed a Class II director in August 1999. From November 1993 until his retirement at the end of 2002, Mr. Lavigne served as vice president and country president in France and Belgium for Motorola, Inc., and he was president and chief executive officer of Motorola, SA. Prior to joining Motorola, Mr. Lavigne was with Digital Equipment Corporation in Europe where he was responsible for Interconnect Technology and served as a member of its European Government Affairs Team. Mr. Lavigne resides in Paris, France.

Vote Required for Approval and Recommendation of the Board

With regard to the election of directors, the three nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors.

The Board recommends that stockholders vote FOR the election of each of the nominees identified above.

Board Meetings and Committees

The Board is composed of eight members, five of whom were determined by the Board to be independent within the meaning of The Nasdaq Stock Market’s (“Nasdaq”) listing standards. These independent directors are Messrs. Rossi, Guyett, Lavigne, Ringer and Caudill. During the fiscal year ended December 31, 2004, the Board held eleven meetings. During the fiscal year ended December 31, 2004, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively; except that Mr. Ringer attended only four of the eleven Board meetings and one of the eight Audit Committee meetings held due to health reasons. The Company also encourages all members of the Board to attend the Meeting. All members of the Board attended the Company’s 2004 Annual Meeting of Stockholders.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 9244 Balboa Avenue, San Diego, California 92123.

The Board also has established an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Annual Report; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The Audit Committee is composed of Messrs. Rossi, Guyett, Lavigne and Ringer. Mr. Guyett is Chairman of the Audit Committee. The Audit Committee met eight times during the fiscal year ended December 31, 2004.

All members of the Company’s Audit Committee are independent (as independence is defined in Nasdaq Rule 4200(a)(15)). Mr. Guyett has been designated by the Board as the Audit Committee’s financial expert. Mr. Guyett is independent of management, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix “A” to this proxy statement.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company’s equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of Messrs. Rossi, Guyett, Caudill and Lavigne. Mr. Rossi is Chairman of the Compensation Committee. The Compensation Committee met in the context of the Company’s regular Board meetings one time during the fiscal year ended December 31, 2004. All of the members of the Compensation Committee are independent of management (as independence is defined in the Nasdaq listing standards).

Nominating Committee

The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, nominates specific individuals to be elected as officers of the Company by the Board, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends corporate governance guidelines and policies for adoption by the Board. The Nominating Committee is composed of Messrs. Lavigne, Guyett and Rossi. Mr. Lavigne is Chairman of the Nominating Committee. The Nominating Committee met in the context of the Company’s regular Board meetings twice during the fiscal year ended December 31, 2004.

All of the members of the Nominating Committee are independent of management (as independence is defined in the Nasdaq listing standards). The Nominating Committee has adopted a written Nominating Committee Charter which is available on the Company’s website at www.maxwell.com.

When considering a potential candidate for membership on the Company’s Board, the Nominating Committee considers relevant business and other experience and demonstrated character and judgment as described in the “Board Membership Criteria” section of the Company’s Governance Guidelines, which are posted on the Company’s website at www.maxwell.com. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder. The Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Meeting.

The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws, which are posted on the Company’s website at www.maxwell.com. The procedure provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the Meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described in the Bylaws. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. There have been no material changes to the procedures by which stockholders may recommend nominees to the Board.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at www.maxwell.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, controller and persons performing similar functions will be disclosed on the Company’s website.

Report of the Audit Committee

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Rossi, Guyett, Lavigne and Ringer. The Audit Committee recommends to the Board the selection of the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm’s independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors as well as the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report, filed with the Securities and Exchange Commission (“SEC”) on March 23, 2005.

Dated: March 11, 2005

AUDIT COMMITTEE

Robert Guyett, Chairman

Jean Lavigne

Thomas Ringer

Mark Rossi

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of McGladrey & Pullen LLP (“M&P”) as the Company’s independent auditors for the fiscal year ending December 31, 2005.

In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment of M&P is ratified, the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of M&P are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Vote Required for Approval and Recommendation of the Board

The affirmative vote of a majority of the shares of Common Stock voted on the matter will be required to ratify the selection of M&P. Under Delaware law and the Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against ratification.

The Board recommends that stockholders vote FOR the ratification of the selection of M&P to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Change in Independent Auditors

Effective April 28, 2004, with the approval of the Audit Committee, the Company engaged M&P to serve as the Company’s independent auditors for the fiscal year ended December 31, 2004.

On March 29, 2004, the Company was informed by Deloitte & Touche LLP (“D&T”), the Company’s independent auditor for the fiscal year ended December 31, 2003, that D&T was resigning as the Company’s independent auditors. On March 31, 2004, the Company filed a Current Report on Form 8-K regarding this matter. On May 14, 2004, the Company filed a Current Report on Form 8-K/A stating that the report of D&T with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2003, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, and that during the fiscal year ended December 31, 2003 and the period from December 31, 2003 through the end of D&T’s engagement with the Company, there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in its report on the Company’s consolidated financial statements for such year. The Company requested that D&T furnish it with a letter addressed to the SEC stating whether or not D&T agreed with the above statements. On May 20, 2004, the Company received a letter from D&T, dated May 18, 2004, affirming its agreement with the statements made in the Company’s Current Report on Form 8-K/A dated May 14, 2004, and the Company filed a copy of D&T’s letter in a Current Report on Form 8-K/A dated May 21, 2004.

On March 29, 2004, the Audit Committee received a letter from D&T, identifying a reportable condition under the standards established by the American Institute of Certified Public Accounts, and advising the Audit Committee that, in D&T’s judgment, the reportable condition constituted a material weakness under such standards. In planning and performing the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2003, D&T observed that the Company’s financial accounting and reporting function had experienced significant turnover during 2003, resulting in a loss of in-house expertise in the areas of generally accepted accounting principals (GAAP) and the reporting requirements of the SEC. In its March 29, 2004 letter to the Audit Committee, D&T recommended that the Company reassess its accounting and reporting organization/positions and hire additional personnel with GAAP and SEC reporting expertise as soon as possible to augment current resources. The Audit Committee discussed with D&T the matters raised in its March 29, 2004 letter, and the Audit Committee authorized D&T to respond fully to the inquiries of the Company’s successor auditor, M&P, concerning the subject matter of the above referenced letter.

Ernst & Young LLP (“E&Y”) served as the Company’s independent auditors for the fiscal year ended December 31, 2002, through the completion of that audit and the date of the Company’s Annual Report on Form 10-K for that period. Effective March 27, 2003, the Company dismissed E&Y and engaged D&T to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. The change in the Company’s principal accountant was approved by the Audit Committee.

The report of E&Y with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2002, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2002, and the period from December 31, 2002 through the end of E&Y’s engagement by the Company, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its report on the Company’s consolidated financial statements.

The Company requested that E&Y furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of E&Y’s letter affirming its agreement with the Company’s statements was included as an exhibit to a Current Report on Form 8-K that the Company filed with the SEC on April 1, 2003.

Audit Fees

As of March 31, 2005, the aggregate fees paid or payable to M&P for the fiscal year ended December 31, 2004 for professional services rendered in connection with the audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q, review of a registration statement filed on Form S-3, and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 were approximately $1,300,000. The audit of internal controls was approximately $925,000. As of March 31, 2005, the Company had not received a final bill from M&P for professional services rendered in connection with such services. Aggregate fees incurred and paid to D&T and E&Y for the review of the registration statement filed on Form S-3 were approximately $27,000 and $25,000, respectively.

The aggregate fees incurred and paid to D&T for the fiscal year ended December 31, 2003 for professional services rendered in connection with the audit of the Company’s consolidated financial statements and reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q were approximately $214,000.

Audit Related Fees

The Company did not engage M&P for professional services rendered in connection with statutory audits or the audit of the Company’s 401(k) Plan during the fiscal year ended December 31, 2004.

The aggregate fees incurred and payable to D&T for professional services rendered in connection with statutory audits and the audit of the Company’s 401(k) Plan during the fiscal year ended December 31, 2003 were approximately $33,000.

Tax Fees

The Company did not engage M&P for professional services rendered in connection with tax advice or tax planning during the fiscal year ended December 31, 2004.

The aggregate fees incurred and payable to D&T for professional services rendered in connection with tax advice or tax planning during the fiscal year ended December 31, 2003 were approximately $15,000.

All Other Fees

The Company did not engage M&P for any other professional services during the fiscal year ended December 31, 2004.

The aggregate fees incurred and payable to D&T for all professional services rendered during the fiscal years ended December 31, 2004 and December 31, 2003, except for Audit Fees, Audit Related Fees and Tax Fees, were approximately $36,000 and $32,000, respectively. The services provided are primarily attributable to actuarial work performed on the Swiss pension plan for our subsidiary in Switzerland and an evaluation made in connection with our strategic manufacturing and marketing alliance with Yeong-Long Technologies Co., Ltd.

In addition to the above, the Company incurred and paid fees to Price Waterhouse Coopers LLP for professional services rendered during fiscal 2003 in the amount of approximately $11,000 for review of the sale of the Company’s Winding Equipment business to Metar SA.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During fiscal year 2004, the Audit Committee approved 100% of the total fees that were paid to M&P and D&T.

The Audit Committee has determined the rendering of all other non-audit services by M&P is compatible with maintaining the auditor’s independence.

During the fiscal year ended December 31, 2004, none of the total hours expended on the Company’s financial audit by M&P were provided by persons other than M&P’s full-time permanent employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined below), and (iv) all directors and Named Executive Officers of the Company as a group. Information for the officers and directors is as of March 9, 2005. The address for each individual is 9244 Balboa Avenue, San Diego, California 92123.

Name and Address of Beneficial Owner	Total Beneficial Ownership (1)		Percentage of Ownership (2)
Montena, SA Herzogstrasse 14, 8044 Zürich, Switzerland	2,574,187		16.4%
Van Den Berg Management 805 Las Cimas Parkway, Suite 430, Austin, TX 78746	2,290,866	(3)	14.6%
Security Management Company, LLC One Security Benefit Place, Topeka, KS 66636-0001	1,727,700	(4)	11.0%
Citigroup Global Markets Holdings Inc. 388 Greenwich Street, New York, NY 10013	1,498,435	(5)	9.5%
Citigroup Inc. 399 Park Avenue, New York, NY 10013	1,498,435	(5)	9.5%
Smith Barney Fund Management LLC 333 West 34th Street, New York, NY 10001	889,389	(6)	5.7%
Royce & Associates, LLC 1414 Avenue of the Americas, 9th Floor, New York, NY 10019	825,700	(7)	5.2%
José L. Cortes	2,589,187	(8)	16.5%
Carlton J. Eibl	479,558	(9)	3.0%
Richard D. Balanson	416,862	(10)	2.6%
David H. Russian	0	(11)	*
Richard Smith	156,797	(12)	*
Robert Guyett	35,000	(13)	*
Mark Rossi	40,000	(14)	*
Jean Lavigne	32,000	(15)	*
Thomas Ringer	10,000	(16)	*
Edward Caudill	0		*
All directors and executive officers as a group (10 persons)	3,762,404	(17)	23.9%

*Less than one percent.

(1)	Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or included in filings with the SEC. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 9, 2005 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 15,738,289 shares of Common Stock outstanding on March 9, 2005.

(3)

Van Den Berg Management has sole voting power over 46,510 shares and shared voting power with respect to the balance and has sole power to dispose of 46,510 shares and shared dispositive power with respect to the balance. Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Van Den Berg Management on January 7, 2005.

(4)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Security Management Company, LLC on February 14, 2005.

(5)	Citigroup Global Markets Holdings Inc. and Citigroup Inc. are deemed to beneficially own these shares based on their shared voting and investment power over such shares. Information regarding these beneficial owners has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 14, 2005.

(6)	Smith Barney Fund Management LLC is deemed to beneficially own these shares based on its shared voting and investment power over such shares. Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Smith Barney Fund Management LLC on February 14, 2005.

(7)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Royce & Associates, LLC on January 31, 2005.

(8)	Consists of 2,574,187 shares held by Montena, SA and an option to purchase 18,000 shares of Common Stock. Mr. Cortes is a principal in Montena, SA. Mr. Cortes may be deemed to exercise voting and investment power over such shares. Mr. Cortes disclaims beneficial ownership of such shares, except to his proportionate interest therein.

(9)	Consists of 16,528 shares of Common Stock held by Mr. Eibl personally and an option to purchase 463,030 shares of Common Stock.

(10)	Consists of 6,473 shares of Common Stock held by Dr. Balanson personally and an option to purchase 410,389 shares of Common Stock.

(11)	Mr. Russian became the Company’s Vice President – Finance, Chief Financial Officer, Treasurer and Secretary on November 12, 2004.

(12)	Consists of 18,297 shares of Common Stock held by Mr. Smith personally and an option to purchase 138,500 shares of Common Stock.

(13)	Consists of 8,000 shares of Common Stock owned by Mr. Guyett personally and an option to purchase 27,000 shares of Common Stock.

(14)	Consists of an option to purchase 40,000 shares of Common Stock.

(15)	Consists of 5,000 shares of Common Stock owned by Mr. Lavigne personally and an option to purchase 27,000 shares of Common Stock.

(16)	Consists of an option to purchase 10,000 shares of Common Stock.

(17)	Includes options to purchase 1,113,919 shares of Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

During the year ended December 31, 2004, each director of the Company received compensation of $4,375 per quarter and $1,000 per Board and Committee meeting attended ($500 per Board or Committee telephonic meeting in which such director participates), except that: (i) Mr. Eibl did not receive any compensation for his service as a director other than compensation paid under his Transition Services Agreement (see “Employment Contracts, Termination of Employment and Change-In-Control Arrangements”); and (ii) Mr. Ringer received compensation of $6,250 per quarter. For the year ending December 31, 2005, each director of the Company will receive compensation of $6,250 per quarter and $1,000 per Board and Committee meeting attended ($500 for a telephonic Board or Committee meeting in which such director participates); except that the Chairman of the Board will receive $7,500 as additional compensation and the Chair of the Audit Committee will receive $5,000 as additional compensation.

Directors of the Company have historically received, as additional compensation for their services as directors, including committees on which they serve, (a) a grant, at the time of their election or appointment, of an option to purchase 10,000 shares of Common Stock under the Company’s 1995 Stock Option Plan, and (b) an annual grant each year thereafter of an option to purchase 3,000 shares of Common Stock under the Company’s 1995 Stock Option Plan. If the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan is approved by stockholders (see Proposal 4 below), the Company anticipates that awards to directors of stock options or other types of securities will be made under such plan as additional compensation for their services as directors.

Executive Officers of the Company

The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age
Richard D. Balanson, Ph.D.	President and Chief Executive Officer	55
David H. Russian	Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	52
Richard Smith	Executive Vice President, Strategic Business Development	63

The officers of the Company hold office at the discretion of the Board. During the fiscal year ended December 31, 2004, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during the fiscal year ending December 31, 2005.

Background

Richard D. Balanson, Ph.D. Dr. Balanson was appointed President and Chief Executive Officer of the Company in April 2003 and was elected to the Board in May 2003. He joined the Company in 1999 as a Corporate Vice President and President of the Advanced Energy Products unit, assuming primary responsibility for development of the Company’s ultracapacitor product line. In 2000, he was appointed President of the Electronic Components Group, and in May 2002 was promoted to the newly created position of President and Chief Operating Officer. From 1996 until he joined the Company, he was president and chief operating officer of 3D Systems, a California-based manufacturer of rapid prototyping equipment. Previously, from 1994 to 1996, he was general manager, executive vice president and a director of Maxtor Corp., a disk drive manufacturer, and from 1992 until 1994, he was president and chief operating officer of Applied Magnetics, a producer of magnetic recording components.

David H. Russian. Mr. Russian joined the Company as Vice President – Finance, Chief Financial Officer, Treasurer and Secretary in November 2004. From May 2001 to September 2002, he was vice president and chief financial officer of General Magic, Inc., a Nasdaq-listed provider of voice infrastructure software. From July 1999 to June 2000, he was vice president and chief financial officer of Bidland.com Inc., a start-up application service provider for auction sites. From June 1997 to June 1999, he was a financial advisor, assisting start-up companies in developing business plans, starting operations and raising capital. From October 1994 to October 1996, he was vice president and chief financial officer of Brooktree Corporation, Inc., a publicly traded semiconductor company which developed multimedia, communication and imaging integrated circuits. In December 2002, General Magic filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended.

Richard Smith. Mr. Smith was appointed Executive Vice President in December 2002. From 2000 through 2002, he was Senior Vice President of Business Development of the Company’s former subsidiary, Electronic Components Group. From 1994 to 2000, Mr. Smith held a variety of management positions within the Company’s subsidiaries. Prior to 1994, Mr. Smith held a variety of executive positions at Teledyne, including president of its microwave, electronics, micronetics and kinetics business and vice president of engineering and programs for the aeronautics business. Mr. Smith has held other senior management positions in engineering, sales and business development in the electronics industry during his 40 years of experience.

Compensation of Executive Officers

The following table shows, for each of the three fiscal years ending December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other two most highly compensated executive officers at December 31, 2004, whose salary and bonus was in excess of $100,000, the Company’s former Chief Executive Officer, and one former executive officer who departed from the Company in fiscal year 2004 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options		All Other Compensation(1)
Richard D. Balanson, Ph.D	2004	$231,250		$120,000	(2)	—		$15,218
President and Chief Executive Officer	2003	$331,650		—		439,710	(3)	$6,000
	2002	$303,846	(4)	—		60,000		$54,082
Carlton J. Eibl (5)	2004	$252,489		—		—		—
Former Chief Executive Officer	2003	$361,770	(6)	—		200,000	(7)	$6,000
	2002	$427,000		—		100,000		$2,200
David H. Russian (8)	2004	$20,770		—		125,000		—
Vice President – Finance, Treasurer	2003	—		—		—		—
Chief Financial Officer and Secretary	2002	—		—		—		—

Tesfaye Hailemichael (9)	2004	$146,923		—		—		$50,920
Former Vice President – Finance, Chief	2003	$50,925		—		165,000		$8,617
Financial Officer and Treasurer	2002	—		—		—		—

Richard Smith (10)	2004	$142,307		$15,500		—		—
Executive Vice President,	2003	$200,000		—		107,500	(11)	—
Strategic Business Development	2002	$200,492		—		56,000		$5,792

(1)

All other compensation is comprised of the Company’s non-discretionary matching contributions to its 401(k) plan, except that all other compensation for Dr. Balanson includes $9,100 of compensation in lieu of medical payments in 2004 and $50,000 of relocation compensation in 2002; and all other compensation for Mr. Hailemichael includes $36,228 of relocation compensation in 2004.

(2)	Bonus compensation in 2004 represents forgiveness of a loan from the Company to Dr. Balanson.

(3)	Includes substitute options issued in fiscal 2003 to purchase 274,710 shares.

(4)	In May 2002, Dr. Balanson’s annual salary became $325,000. Prior to May 2002, Dr. Balanson’s annual salary was $275,000.

(5)	Mr. Eibl’s employment as Chief Executive Officer terminated on April 6, 2003.

(6)	$114,961.56 in salary was paid prior to the termination of Mr. Eibl’s employment as Chief Executive Officer and $246,808.58 was paid pursuant to a transition services agreement. See “Employment Contracts, Termination of Employment and Change-In-Control Arrangements.”

(7)	Includes substitute options issued in fiscal 2003 to purchase 200,000 shares.

(8)	Mr. Russian’s employment as Vice President – Finance, Chief Financial Officer, Treasurer and Secretary commenced on November 12, 2004.

(9)	Mr. Hailemichael’s employment as Vice President – Finance, Chief Financial Officer and Treasurer terminated in November 2004.

(10)	Mr. Smith’s employment as Vice President, Strategic Business Development commenced on December 9, 2002.

(11)	Includes substitute options issued in fiscal 2003 to purchase 32,500 shares.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2004 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2004 fiscal year. The stock option grant shown in this table was made under the Company’s 1995 Stock Option Plan.

			Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal 2004	Exercise of Base Price Per Share	Expiration Date	5%	10%
Richard D. Balanson, Ph.D.	0		—	—	—	—	—
David H. Russian	125,000	(2)	46%	$10.82	12/1/2014	$850,000.00	$2,255,536.68
Richard Smith	0		—	—	—	—	—

(1)	There can be no assurance provided to any holder of the Company’s securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grant made to Mr. Russian.

(2)	Initial grant in fulfillment of terms of Offer Letter, pursuant to which Mr. Russian joined the Company on November 12, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Shown below is information for each Named Executive Officer with respect to the value of stock options exercised by such person in fiscal 2004, measured in terms of the closing price of the Common Stock on the date of exercise; and the value of unexercised options to purchase Common Stock held by such person, measured in terms of the closing price of the Common Stock on December 31, 2004.

Option Exercises Table

From 1/1/2004 to 12/31/2004

			Number of Unexercised Securities Underlying Options as of 12/31/2004		Value of Unexercised In-The- Money Options as of 12/31/04
Optionee Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Balanson	0	$0.00	398,389	94,000	$1,347,165.66	$372,240
Carlton J. Eibl	0	$0.00	443,030	40,000	$1,027,011.70	$158,400
Tesfaye Hailemichael	0	$0.00	77,500	87,500	$175,125	$156,625
David H. Russian	0	$0.00	0	125,000	$0.00	$0.00
Richard Smith	0	$0.00	134,500	29,000	$570,420	$83,160

Equity Compensation Plan Information for 2004

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2004. The table does not include the additional shares of Common Stock that may be issued under the 2005 Omnibus Equity Incentive Plan or the 2004 Employee Stock Purchase Plan, if such plans are approved by stockholders at the Meeting.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,332,271	$8.11	287,453
Equity compensation plans not approved by security holders(1)	283,030	$8.75	Not Applicable
Total	2,615,301	$8.18	287,453

(1)	On November 9, 1999 (the “Grant Date”), Mr. Eibl received a special one-time stock option grant (the “Option”) as an inducement for him to accept employment as the Company’s Chief Executive Officer. The Option is a non-qualified stock option to purchase an aggregate of 294,030 shares of the Company’s Common Stock at the purchase price of $8.75 per share. The Option term is a period of 120 months from and after the Grant Date. As of the date of this disclosure, the Option is fully vested.

Under the Option agreement, if Mr. Eibl ceases to be employed by the Company for any reason other than his death, Mr. Eibl may, during the sixty (60) day period following his termination of employment with the Company, exercise the Option to the extent that the Option was exercisable on the date of his termination. The Option is subject to adjustment by reason of a recapitalization, reclassification, stock split, combination of shares, dividend or other distribution payable in capital stock. The Option may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Richard D. Balanson, Ph.D.

In August 2003, the Company entered into an employment agreement with Dr. Balanson pursuant to which he agreed to serve as the Company’s President and Chief Executive Officer. The agreement provides for a base salary of $325,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Dr. Balanson is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Dr. Balanson’s success in achieving specified performance targets.

If Dr. Balanson’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to his annual base salary in effect on the date of termination, and (b) all stock options then held by Dr. Balanson will continue to vest according to their terms until the first anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the first anniversary of the date of termination.

If Dr. Balanson resigns in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for one year. In addition, upon any such termination event, all stock options held by Dr. Balanson will accelerate and become immediately exercisable.

Carlton J. Eibl

In November 1999, the Company entered into an Employment Agreement with Mr. Eibl pursuant to which he became the President and Chief Executive Officer of the Company effective December 1, 1999. The agreement provided for a base salary of $425,000 per year, reviewed annually, with an annual bonus opportunity targeted at 100% of base salary, to be determined by the Board. Such bonus was based on financial and non-financial performance targets set by the Board. The agreement also provided for the grant of special, non-qualified options to purchase 294,030 shares of Common Stock at an exercise price of $8.75 per share, with monthly vesting over 48 months commencing in December 1999.

Under the agreement, Mr. Eibl became immediately vested in all of his options, and received payments equal to twice his annual salary then in effect, in the event he resigned in connection with a change of control. If Mr. Eibl’s employment was terminated without cause, he was to be paid an amount equal to his annual base salary in effect on the date of termination plus his target bonus for that year, and his stock options were to continue to vest for one year following such termination.

In April 2003, Mr. Eibl and the Company mutually agreed to terminate his employment agreement and enter into a transition services agreement. Pursuant to that agreement, Mr. Eibl agreed, through 2004, to (a) oversee and assist the strategic development of the Company’s patent estate, (b) assist with corporate governance and (c) manage the intellectual property assets and contractual obligations of the Company’s PurePulse Technologies subsidiary, which suspended operations in September 2002. From April 2003 through December 2004, Mr. Eibl received total compensation for such services of $437,000. In addition, Mr. Eibl is entitled to retain his stock options for so long as he continues to serve as a member of the Company’s Board or otherwise is an eligible participant under the Company’s stock option programs. Mr. Eibl agreed not to sell any shares of the Company’s securities, including shares acquired upon the exercise of stock options, until after 2004.

David H. Russian

In November 2004, the Company entered into an employment agreement with Mr. Russian pursuant to which he agreed to serve as the Company’s Vice President – Finance, Chief Financial Office, Treasurer and Secretary. The agreement provides for a base salary of $200,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Russian is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Russian’s success in achieving specified performance targets.

If Mr. Russian’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Russian will continue to vest according to their terms until the six month anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the six month anniversary of the date of termination.

If Mr. Russian resigns in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to one-half his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for six months. In addition, upon any such termination event, all stock options held by Mr. Russian will accelerate and become immediately exercisable.

Richard Smith

In December 2003, the Company entered into an employment agreement with Mr. Smith pursuant to which he agreed to serve as the Company’s Vice President, Strategic Business Development. The agreement provides for a base salary of $200,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Smith is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Smith’s success in achieving specified performance targets.

If Mr. Smith’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Smith will continue to vest according to their terms until the six month anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the six month anniversary of the date of termination.

If Mr. Smith resigns in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to one-half his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for six months. In addition, upon any such termination event, all stock options held by Mr. Smith will accelerate and become immediately exercisable.

Tesfaye Hailemichael

In December 2003, the Company entered into an employment agreement with Mr. Hailemichael pursuant to which he agreed to serve as the Company’s Vice President — Finance, Chief Financial Officer and Treasurer. The agreement provided for a base salary of $200,000 per year, subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Hailemichael was eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Hailemichael’s success in achieving specified performance targets.

If Mr. Hailemichael’s employment were to be terminated by the Company without cause, (a) he would have been entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Hailemichael would have continued to vest according to their terms until the six month anniversary of the termination date and be exercisable to the extent so vested until the 60th day following the six month anniversary of the date of termination.

In November 2004, Mr. Hailemichael and the Company mutually agreed to terminate his employment agreement. The agreement provides for the resignation by Mr. Hailemichael as the Vice President – Finance, Chief Financial Officer and Treasurer, and, in exchange for mutual releases between the Company and Mr. Hailemichael, as well as Mr. Hailemichael’s continued obligation to refrain from disclosing trade secrets of the Company, the agreement provides for Mr. Hailemichael to receive a severance payment of 26 weeks’ pay at his annual rate of pay, less payroll tax deductions, as well as continued housing costs through May 31, 2005. The agreement also provides for the continued vesting of all unvested stock options previously granted to Mr. Hailemichael through the six month anniversary of the effective date of Mr. Hailemichael’s resignation.

Certain Transactions

The Company’s Chief Executive Officer received a $120,000 loan on his date of hire in August 1999, which was forgivable 36 months thereafter provided that he did not resign or was not terminated for cause from the Company prior to that time. The loan and its forgiveness were extended on July 1, 2002 to June 30, 2004. The loan was forgiven on June 22, 2004.

Stockholder Return Performance Presentation

Set forth below is a line graph comparing the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return on the Nasdaq and the Russell 2000 Index over a 65-month period consisting of the Company’s last five full fiscal years and the five-month period ending December 31, 1999. The Company has selected the Russell 2000 Index, consisting of issuers with relatively small market capitalization (as is the case with the Company), for this comparison rather than a peer group or published industry or line-of-business index because the Company’s operations are in several industries and are not readily comparable to any peer group or single published industry or line-of-business index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG MAXWELL TECHNOLOGIES, INC.,

THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND THE RUSSELL 2000 INDEX

*$100 invested on 12/31/99 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee oversees and administers the Company’s compensation policies and plans. In this regard, the Committee prepares and presents for the approval of the Board general recommendations on compensation policies and plans and makes specific recommendations on salaries, incentive compensation and equity incentive awards for executives, employees and consultants. The Compensation Committee’s membership is determined by the Board. It is currently composed of Messrs. Rossi, Guyett and Lavigne, all of whom are independent, as defined by the Nasdaq listing standards. The Company’s management team and human resources group support the Compensation Committee in its work, and in some cases gather information and perform administrative tasks delegated to them by the Compensation Committee. The Compensation Committee has the

authority to engage the services of outside advisors as necessary to meet its responsibilities. However, in view of the executive salary reduction described under “Base Salary” below, the Compensation Committee elected not to engage the services of outside advisors in 2004.

Executive Compensation Philosophy

The Board’s goal for executive compensation is to strongly link management pay with the Company’s annual and long-term performance, as measured both by financial and non-quantitative metrics. The executive compensation program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance and competitive with peer companies. The program provides for base salaries that reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness. Additionally, the program provides both for annual incentive cash bonus awards that are payable upon the Company’s achievement of annual financial and management objectives approved by the Board, as well as long-term equity incentive awards that are intended to strengthen the mutuality of interest between management and the Company’s stockholders. Each executive officer’s target total annual compensation (i.e., salary plus bonus) is determined after a review of data regarding similarly situated executives at firms of similar size and business orientation. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, they are not presently a significant factor in the administration of the program.

The Compensation Committee recognizes the importance of providing compensation opportunities that effectively reward management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides equity incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of the Company’s Common Stock. Following is a discussion of each of the elements of the Company’s executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with respect to compensation in fiscal year 2004 for the Chief Executive Officer and all executive officers as a group.

Executive Compensation Program

Compensation paid to the Company’s executive officers consists of the following elements: base salary, annual incentive bonuses, and equity incentive awards.

1. Base Salary. With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors, including recommendations of the Chief Executive Officer (other than with respect to his own compensation), the executives’ levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company’s industry. The Compensation Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year’s business and individual performance achievements. In December 2003, in consultation with the Chief Executive Officer, the Compensation Committee concurred with, and the Board approved, a proposal by the Company’s executive officers that executive base salaries be reduced temporarily for the 2004 fiscal year by 30 percent from pay rates in effect as of December 31, 2003, as part of a comprehensive program to reduce the Company’s operating expenses. The Board also voted to temporarily reduce directors’ cash compensation by 30 percent for fiscal 2004.

2. Annual Incentive Bonuses. The Company’s annual incentive bonus program for executive officers is based on the achievement of annual performance targets and other management objectives that are established annually, but are subject to adjustment as the Compensation Committee deems appropriate. The Company’s targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value. Final calculation of the Company’s financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company’s fiscal year. For the Company’s 2004 fiscal year, the Compensation Committee recommended, and the Board approved, a cash incentive bonus program that would have enabled the Chief Executive officer and other executive officers to earn bonuses equal to up to 50 percent of their 2003 base salaries if the Company were to have achieved certain quarterly and/or annual profitability objectives. As those objectives were not achieved, the executive officers earned no cash incentive bonuses for fiscal 2004.

3. Equity Incentive Awards. In the past, the Committee has recommended, and the Board has approved, periodic stock option awards to executive officers and other key employees under the Company’s 1995 Stock Option Plan, and to Directors under the 1999 Director Stock Option Plan and predecessor plans. Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby motivate them in the service of the Company and its stockholders. In 2004, existing directors received automatic annual stock option grants for continuing service, and two newly appointed directors received initial grants in accordance with the terms of the 1999 Director Stock Option Plan. In addition, certain key non-executive employees received stock option awards that were recommended by the Compensation Committee in consultation with the Chief Executive Officer and approved by the Board. However, the Compensation Committee recommended, and the Board approved, deferral of any new equity incentive grants to the Chief Executive Officer and other executive officers during fiscal 2004, pending a reevaluation of the Company’s historic equity incentive practices. This reevaluation included, among other factors, an examination of recent accounting rule changes and evolving equity incentive practices and approaches being adopted by similarly situated companies. As a result, the Compensation Committee recommended, and the Board approved, proposing for stockholder approval a new Omnibus Equity Incentive Plan, which is set forth in this Proxy Statement, and will be voted upon at the Meeting on May 5, 2005. This new plan would allow the Company the flexibility to use various forms of equity incentives, including stock appreciation rights, performance shares and performance awards, restricted stock and restricted share units, in addition to stock options. The Compensation Committee intends to revisit the subject of equity incentives for the Company’s executive officers and other employees after the Meeting.

Chief Executive Officer Compensation

Dr. Balanson’s temporary base salary for fiscal year 2004 was $227,500, reflecting an agreed-upon, one-year, 30 percent reduction from the base salary of $325,000 he received upon his appointment as Chief Executive Officer in May 2003 (see “Employment Contracts, Termination of Employment and Change-In-Control Agreements”). As the Company did not achieve the profitability targets required to trigger annual pay-for-performance incentive compensation payments, Dr. Balanson did not receive a cash incentive bonus for the fiscal year ended December 31, 2004. As the Company has a history of losses that predate Dr. Balanson’s appointment as Chief Executive Officer, the Committee considers a number of non-financial metrics in assessing his performance. For 2004, these included completion of the divestiture of non-core business lines, successful introduction of new products that contributed to market share gains within each of the Company’s core product lines, strengthening the Company’s balance sheet by raising equity capital, establishment of key strategic relationships, including an ultracapacitor development contract with the U.S. Advanced Battery Consortium, and expansion of the Company’s patent portfolio.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)

Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. The Compensation Committee has determined that stock options granted under the Company’s equity incentive plans with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be treated as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Dated: January 26, 2005

COMPENSATION COMMITTEE

Mark Rossi, Chairman

Robert Guyett

Jean Lavigne

Certain Business Relationships

Montena SA, the former parent company of Montena Components, Ltd. and a significant stockholder of the Company, is the lessor for the Company’s headquarters in Rossens, Switzerland. During the years ended December 31, 2004, 2003 and 2002, the Company paid $795,000, $809,000 and $346,000, respectively, in rental fees to Montena SA. Future rental commitments as of December 31, 2004 are $3.9 million.

Maxwell Technologies, SA, one of our subsidiaries, had a loan from the Montena SA pension plan for 300,000 Swiss Francs, or approximately $265,000, that was paid off during 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires “insiders,” including the Company’s executive officers, directors and beneficial owners of more than 10% of the Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC and Nasdaq, and to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge, based solely on its review of the copies of such forms received by the Company, or written representations from reporting persons that no Form 5’s were required for those persons, the Company believes that the insiders have complied with all applicable Section 16(a) filing requirements during fiscal 2004; except that Montena, SA, the Swiss entity from which the Company acquired an additional high reliability power business focused on ultracapacitors and high-voltage capacitors, as well as additional design and production capabilities, made a late filing with respect to one transaction in December 2004.

PROPOSAL 3

APPROVAL OF THE MAXWELL TECHNOLOGIES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

The Board has adopted, subject to stockholder approval, the Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan (the “Stock Purchase Plan”), under which employees will have the opportunity to purchase shares of the Company’s Common Stock through payroll withholding. A maximum of 500,000 shares have been authorized for purchases by employees under the Stock Purchase Plan. The principal features of the Stock Purchase Plan are summarized below. Approval of the Stock Purchase Plan is necessitated in part by the expiration of the existing 1994 Employee Stock Purchase Plan. The below summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached as Appendix “B” to this proxy statement.

The Board believes that the Stock Purchase Plan will facilitate a greater interest on the part of the employees in the financial performance of the Company and provide an incentive in line with the interests of the remainder of the Company’s stockholders. In addition, the Board believes that the Stock Purchase Plan will assist the Company in attracting and retaining a skilled and dedicated workforce.

Terms and Conditions of the Stock Purchase Plan

The Stock Purchase Plan authorizes purchases by employees, in accordance with the terms and conditions of the Stock Purchase Plan, from and after July 1, 2005, until the earlier of ten years following May 5, 2005 (the date of the Meeting) or the issuance of all shares authorized for purchase. The Stock Purchase Plan is effective as of December 14, 2004, subject to stockholder approval at the Meeting. All employees of the Company, except those who own, directly or by attribution (including shares subject to options), 5% or more of the Company’s Common Stock, are eligible to participate. Presently, there are approximately 200 employees eligible to participate in the Stock Purchase Plan.

Eligible employees will have the opportunity to purchase stock during six-month cycles called “offering periods” commencing with the first payroll period in January and July each year. Employees may elect prior to the beginning of each offering period to have the Company withhold from their paychecks from 1% to 10% of their compensation during the offering period. If the employee does not withdraw from the offering period, shares will be issued to him/her at the end of the offering period in such amount as can be purchased with the amount of compensation withheld during such period at a purchase price equal to 85% of the lower of (i) the closing price of the stock on the last trading day of the immediately preceding offering period, and (ii) the trading price of the stock on the last trading day during the current offering period.

Employees may reduce their withholding, or withdraw completely, during an offering period, but may not increase their withholding during an offering period. Employees who withdraw completely will have all amounts withheld during the offering period prior to withdrawal returned to them. Termination of employment for any reason during an offering period terminates participation in the Stock Purchase Plan immediately, and all amounts previously withheld during the offering period will be paid to the former employee or the employee’s representative. Shares may be purchased under the Stock Purchase Plan by eligible employees only, and the right to purchase shares thereunder may not be assigned or transferred.

Shares purchased by employees under the Stock Purchase Plan will be without restriction as to trading, except with respect to corporate officers, who in certain circumstances will be required to hold the shares for at least six months after the date of purchase. Amounts withheld by the Company under the Stock Purchase Plan will be added to the general funds of the Company and used for general corporate purposes. The Company is not required to segregate such deductions. No interest shall accrue or be paid on amounts withheld.

No employee will be entitled to purchase under the Stock Purchase Plan during any one calendar year in excess of $25,000 in market value of the shares. Further, in any one offering period, no participant may purchase a number of shares which is more than 200% of the number of shares which would have been purchased if the purchase price were 85% of the trading price of the Common Stock on the last day trading day preceding such offering period. The Stock Purchase Plan will be administered by the Board (or a committee thereof), and the Board has the discretion to establish a maximum number of shares which may be purchased by employees during a particular offering period.

In the event of any change in the Common Stock by reason of recapitalization, reclassification, stock split, stock dividend or like capital adjustment, the Stock Purchase Plan provides that the Board shall make appropriate adjustments in the aggregate number, class and kind of shares available for purchase under the Stock Purchase Plan. In the event of the dissolution, liquidation, merger, sale of assets or other reorganization of the Company, the Board shall determine whether to terminate the Stock Purchase Plan immediately, whether to permit purchases by employees then participating and on what basis, or whether to adjust the stock under the Stock Purchase Plan to securities of a successor corporation.

The Board may at any time amend or terminate the Stock Purchase Plan, except that any such termination cannot affect options previously granted under the Stock Purchase Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company within 12 months of the adoption of such amendment if such amendment would: (i) increase the number of shares that may be issued under the Stock Purchase Plan; (ii) change the designation of the employees (or class of employees) eligible for participation in the Stock Purchase Plan; or (iii) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

Federal Income Tax Consequences

If the holders of the Company’s Common Stock approve this proposal, the Stock Purchase Plan and the right of participants to make purchases under the Stock Purchase Plan should qualify under the provisions of

Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon, among other factors, the participant’s holding period for the shares and the manner of disposition. If the shares are sold or otherwise disposed of in a taxable transaction occurring more than two years from the applicable offering date and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the offering date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on a sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. As a general rule, the Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

The foregoing is only a general summary of the effect of current U.S. federal income taxation upon the participant and the Company with respect to shares purchased under the Stock Purchase Plan. It does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable or other tax matters that may be relevant to particular participants.

Plan Purchases

All shares which may be purchased by participants under the Stock Purchase Plan are discretionary, and no purchases have been made to date under the Stock Purchase Plan. As of March 15, 2005, 35 employees had authorized payroll deductions in anticipation of being able to participate in the Offer Period that began on January 1, 2005.

Vote Required for Approval and Recommendation of the Board

Approval of the Stock Purchase Plan by the stockholders of the Company will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Under Delaware law and the Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against approval of the Stock Purchase Plan.

The Board recommends that stockholders vote FOR approval of the Company’s Stock Purchase Plan.

PROPOSAL 4

APPROVAL OF THE MAXWELL TECHNOLOGIES, INC.

2005 OMNIBUS EQUITY INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (the “Omnibus Plan”), under which employees, consultants and directors may receive grants of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem. A maximum of 750,000 new shares have been reserved for issuance under the Omnibus Plan. See “Terms and Conditions of the Omnibus Plan – Number of Shares.” Approval of the Omnibus Plan is necessitated in part by the expiration of the existing Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan (the “1995 Plan”). The principal features of the Omnibus Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is attached as Appendix “C” to this proxy statement.

In the event that stockholders approve the Omnibus Plan, the Board will make no further option grants under the Company’s 1995 Stock Option Plan and retire the remaining pool of approximately 286,453 shares available for grants of options under that plan.

Terms and Conditions of the Omnibus Plan

We believe that our ability to award incentive compensation based on equity in the Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to the Company generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. We anticipate that awards under the Omnibus Plan will generally vest over a period of time, giving the recipient an additional incentive to provide services over a number of years and build on past performance. We believe that our existing option program and, if approved, the Omnibus Plan has helped and will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

Number of Shares

If the Omnibus Plan is approved, then effective on the date of the Meeting, no new awards will be made under the 1995 Plan. Under the Omnibus Plan, 750,000 new shares of our Common Stock, plus the shares rolled over from terminated, expired or surrendered awards under the 1995 Plan, are reserved for issuance under awards. Any shares that are represented by awards under the Omnibus Plan that are forfeited, expire, or are canceled or settled in cash without delivery of shares, or that are forfeited back to us or reacquired by us after delivery for any reason, or that are tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the Omnibus Plan, will again be available for awards under the Omnibus Plan. Only shares actually issued under the Omnibus Plan will reduce the share reserve. If we acquire another entity through a merger or similar transaction and issue replacement awards under the Omnibus Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the Omnibus Plan.

The Omnibus Plan imposes the following additional maximum limitations:

•	The maximum number of shares that may be issued in connection with incentive stock options intended to qualify under Section 422 of the Code is 750,000 shares.

•	The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 250,000 shares, except that this limit is 500,000 if the grant is made in the year of the recipient’s initial employment.

•	The maximum number of shares that may be subject to restricted stock or restricted stock units granted to any one person in any calendar year is 250,000 shares.

•	The maximum number of shares that may be subject to performance shares or performance units (if such units are valued in relation to shares) granted to any one person in any calendar year is 250,000 shares.

•	The maximum amount payable under an award of performance units (if such units are not valued in relation to shares) granted to any one person in any calendar year is $250,000.

The Compensation Committee, in its discretion, may grant awards that exceed the above limits (other than the limits on incentive stock options) if the Committee determines that such awards will not be considered

“qualified performance-based compensation” within the meaning of Section 162(m) of the Code, but only if and to the extent that such discretion does not disqualify performance-based awards from qualifying as such under Section 162(m) of the Code.

The number of shares reserved for issuance under the Omnibus Plan, and the limits on the number of awards that may be granted to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration

The Omnibus Plan will be administered by our Compensation Committee. The Compensation Committee will have full power to administer the Omnibus Plan and the decisions of the Compensation Committee will be final and binding upon all the participants. The Board may delegate the Compensation Committee’s administrative authority to another committee, or the Compensation Committee may delegate some of its authority to the Chief Executive Officer of the Company. Any such delegation may be made only to the extent the law allows. In no event may such delegation be made with respect to awards granted to individuals who are subject to Section 16 of the Exchange Act unless the delegation is made to a committee composed entirely of non-employee directors.

Eligibility

The selection of the participants in the Omnibus Plan will generally be determined by the Compensation Committee. Employees and those about to become employees, including those who are officers or directors of the Company or its subsidiaries and affiliates, are eligible to be selected to receive awards under the Omnibus Plan. In addition, non-employee service providers, including directors, and employees of unaffiliated entities that provide bona fide services to the Company as an independent contractor are eligible to be selected to receive awards under the Omnibus Plan. Members of the Board of Directors are eligible for and are expected to receive grants of awards under the Omnibus Plan for their services as directors.

Types of Awards

The Omnibus Plan allows for the grant of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem. Subject to the terms of the Omnibus Plan, the Compensation Committee will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment.

Stock Options. The Compensation Committee may grant either incentive stock options qualified with respect to Section 422 of the Code or options not qualified under any section of the Code (“non-qualified options”). All stock options granted under the Omnibus Plan must have an exercise price that is at least equal to the fair market value of our underlying Common Stock on the grant date. As of March 28, 2004, the fair market value of a share of our Common Stock, determined by the closing price per share on that date as quoted on The Nasdaq National Market, was $9.12. No stock option granted under the Omnibus Plan may have a term longer than 10 years, except that under the Omnibus Plan the term may be extended for six months beyond the date of death in the event that an option recipient dies prior to the option’s termination date. The exercise price of stock options may be paid in cash, or, if the Compensation Committee permits, by tendering shares of our Common Stock, or by any other means the Compensation Committee approves. Our stock options may contain a replenishment provision under which we issue a new option to an option holder (called a “replenishment option”), in order to maintain his or her equity stake in the Company, if the option holder surrenders previously-owned shares to us in payment of the exercise price of an outstanding stock option. The automatic replenishment option grant generally covers only the number of shares surrendered, and expires at the same time as the option that was exercised would have expired.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights which provide the recipient the right to receive a payment (in cash, shares or a combination of both) equal to the difference between the fair market value of a specific number of shares on the grant date and the fair market value of such shares on the date of exercise. Stock appreciation rights must expire no later than 10 years after their grant date, except that under the Omnibus Plan the term may be extended for six months beyond the date of death in the event that a recipient dies prior to the SAR’s termination date.

Performance-Based Awards. In order to enable the Company to avail itself of the tax deductibility of “qualified performance-based compensation,” within the meaning of Section 162(m) of the Code, paid to certain of its senior officers, the Omnibus Plan provides for certain performance-based awards, the grant or vesting of which is dependent upon the attainment of objective performance targets relative to certain performance measures. Performance targets may include minimum, maximum and target levels of performance, with the size of the award or vesting based on the level attained. Performance measures are criteria established by the Compensation Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a company-wide basis, and either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: income from operations; revenue; earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted); income before income taxes and minority interests; operating income; pre- or after-tax income; average accounts receivable; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; relative performance to a group of companies or relevant market indices comparable to the Company; and strategic business criteria consisting of one or more objectives based on our meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. The Compensation Committee can select other goals not listed here for awards that are not intended to meet the requirements of “qualified performance-based compensation.” The Compensation Committee may specify that the performance-based awards will become payable in whole or in part in the event of the recipient’s termination of employment as a result of death, disability or retirement.

Performance-based awards may be paid in cash, shares or a combination of both, as determined by the Compensation Committee at the time of making an award.

Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee may grant shares of restricted Common Stock with or without payment of consideration by the recipient, or may grant restricted stock units. The Compensation Committee will determine whether restricted stock units will be paid in cash, shares of our Common Stock or a combination thereof. All or part of any restricted stock or restricted stock unit award may be subject to conditions and restrictions, which the Compensation Committee will specify. There will be a restriction period of at least three years’ duration on stock and unit awards, unless the vesting of such awards is contingent on the attainment of performance goals, in which case the restriction period must be at least one year. The Compensation Committee may specify that the restriction period will lapse in the event of the recipient’s termination of employment as a result of death, disability or retirement. In addition, the Compensation Committee may provide for a shorter restriction period if it determines in its sole discretion that an award of restricted stock or restricted stock units is made in lieu of cash compensation (including without limitation cash bonus compensation).

Dividend Equivalent Unit Awards. The Compensation Committee may grant awards of dividend equivalent units, either alone or in tandem with other awards, but only if the Board of Directors has declared a dividend on our Common Stock. A dividend equivalent unit gives the recipient the right to receive a current or deferred payment equal to the dividends paid on one or more shares of our Common Stock as the Compensation Committee specifies. We have no present intention to pay any dividends on our Common Stock.

Change of Control

The Compensation Committee may determine, in its discretion, whether an award issued under the Omnibus Plan will become vested or payable, either in whole or in part, upon a change of control of the Company (as defined in the Omnibus Plan). In addition, each holder of an option or stock appreciation right, and each holder of shares received under a restricted stock award, restricted stock unit award, performance award or dividend equivalent award, if any, that vested or became payable as a result of the change of control, may have the right for a period of 30 days following the change of control to surrender the award or shares for a cash payment equal to:

•	in the case of an option or stock appreciation right, the difference between the higher of the fair market value of a share of our Common Stock on the date of surrender or the date of the change of control, and the grant or exercise price of the award; and

•	in the case of shares, the higher of the fair market value of a share of our Common Stock on the date of surrender or the date of the change of control.

The Compensation Committee may also cancel any options or stock appreciation rights that are not exercised or surrendered during the 30-day period described above.

Transferability of Awards

Awards granted under the Omnibus Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Compensation Committee otherwise approves a transfer.

Foreign Participation

The Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom regarding awards granted to participants employed in foreign countries. In addition, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Omnibus Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Compensation Committee approves for purposes of using the Omnibus Plan in a foreign country will not affect the terms of the Omnibus Plan for use in any other country.

Amendments

The Board or Compensation Committee may alter, amend, suspend or discontinue the Omnibus Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or listing requirements, or if such action increases the number of shares that may be issued under the Omnibus Plan or the annual award limits, or eliminates the prohibition on stock option repricing. The Compensation Committee may alter or amend awards under the Omnibus Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of our stock, such as a stock split.

Term of Plans

If our stockholders approve this Proposal 4, the Omnibus Plan will become effective as of May 5, 2005, and will remain in effect until May 5, 2015, unless it is terminated earlier by the Board or the Compensation Committee. As mentioned previously, no new awards will be made under the 1995 Plan if our stockholders approve the Omnibus Plan, although the 1995 Plan will continue in effect for purposes of administering awards outstanding under such plan.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the Omnibus Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Omnibus Plan, tax consequences of all of the types of awards which may be granted under the

Omnibus Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Non-Qualified Stock Options. Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations. The Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the Omnibus Plan which are based on performance goals, including stock options and stock appreciation rights granted at fair market value, to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

Awards

All awards which may be granted under the Omnibus Plan are discretionary, and no awards have been granted to date under the Omnibus Plan. The Compensation Committee has not considered specific awards to be made under the Omnibus Plan; therefore, the number of shares that will be covered by any awards or the individuals to whom awards will be made cannot be determined at this time.

The Company’s executive officers did not receive any periodic stock option grants in fiscal year 2004. David H. Russian, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary received a grant of 125,000 stock options from the 1995 Plan in fulfillment of the terms of an Offer Letter, pursuant to which he joined the Company on November 12, 2004. Directors Cortes, Guyett, Lavigne and Rossi received automatic annual option grants of 3,000 options each on May 6, 2004, the date of the Company’s 2004 Annual Meeting of Stockholders, and directors Ringer and Caudill each received initial grants of 10,000 options, under the terms of the Company’s 1999 Director Stock Option Plan, upon their appointment to the Board.

Vote Required for Approval and Recommendation of the Board

Approval of the Omnibus Plan by the stockholders of the Company will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Under Delaware law and the Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against approval of the Omnibus Plan.

The Board recommends that stockholders vote FOR approval of the Company’s Omnibus Plan.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 2006 Annual Meeting of Stockholders of the Company (the “2006 Meeting”), provided such proposals are received by the Company no later than January 5, 2006 and are otherwise in compliance with applicable laws and regulations.

In accordance with our Bylaws, a stockholder desiring to submit a proposal to be voted on at the 2006 Meeting, but not to be included in the proxy statement relating to the 2006 Meeting, should submit such proposal to the Company at least 60 but no more than 90 days prior to the date of the 2006 Meeting.

If a stockholder proposal is received by the Company by the date which is 60 days prior to the date of the 2006 Meeting, then the proxyholders designated by the Board may exercise their discretionary voting authority with regard to the submitting stockholder’s proposal, only if the Company’s proxy statement discloses the nature of the stockholder’s proposal and the proxyholders’ intentions with respect to the proposal. If the stockholder proposal is not timely received by the Company, the proxyholders may exercise their discretionary voting authority with respect to the proposal, if and when the proposal is properly brought before the 2006 Meeting, without such discussion in the proxy statement.

OTHER BUSINESS

The Board does not intend to present any other business at the Meeting and knows of no other matters which will be presented at the Meeting.

INCORPORATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” certain information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This proxy statement incorporates by reference the consolidated financial statements and the notes related thereto contained in the Company’s Annual Report, a copy of which is being furnished to you with this proxy statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123.

By Order of the Board of Directors,

David H. Russian

Secretary

April 5, 2005

San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

APPENDIX “A”

Audit Committee Charter

I.    Organizational Matters

A.    Formation; Purpose. The Audit Committee is appointed by the Board to assist the Board in fulfilling their oversight responsibility to stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and management of the Company.

B.    Membership Qualifications.

1.    The Audit Committee shall be comprised of at least three (3) members of the Company’s Board of Directors.

2.    Members of the Audit Committee shall have no relationship that may interfere with their independence from management and the Company or with the exercise of their duties as committee members.

3.    Each member shall meet the independence standards of (a) Rule 4200(a)(14) of the Nasdaq Marketplace Rules (during such time as the Company’s Common Stock is quoted on the Nasdaq Stock Market), or of the exchange on which the Company’s securities are listed, (b) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and (c) the rules and regulations of the Securities and Exchange Commission (“SEC”).

4.    All members shall be financially literate, and at least one member of the Audit Committee shall qualify as an Audit Committee financial expert under Item 401(h) of SEC Regulation S-K.

C.    Powers of the Committee. In the exercise of its responsibilities hereunder:

1.    The Audit Committee shall have the sole authority to appoint and, when deemed appropriate, replace the Company’s independent auditors.

2.    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding for the compensation of such consultants.

3.    The Audit Committee shall have full and unfettered access to all books, records, facilities, and personnel of the Company.

4.    The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.    The Audit Committee may form and delegate authority to subcommittees consisting of one or more members as appropriate, including the authority to grant pre-approvals of permitted non-audit services, provided that any decision of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

D.    Review of Charter. The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

II.    Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process and the underlying system of internal controls on behalf of the Board and report the results of its activities to the

Board. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

A.    Appointment and Review of Independent Auditors.

1.    Appoint the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company’s stockholders. The independent auditing firm may not be appointed if any senior management personnel of the Company had been employed by such firm and had participated in any audit of the Company during the one-year period preceding the initiation of the current audit.

2.    Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. Ensure the rotation of audit personnel as required by law.

3.    Pre-approve the fees to be paid to the independent auditors for audit services.

4.    Oversee the work of the independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting issues.

5.    Pre-approve the retention of the independent auditors for any non-audit service and the fee for such service, subject to the de minimus exception contained in Section 10A(i)(1)(B) of the Exchange Act (which services shall be approved by the Audit Committee prior to completion of the audit for such year). With respect to general tax analysis and advice, such pre-approval may be on an annual basis based on the expected activities for the succeeding year. Such non-audit services may not include any services prohibited by law.

6.    Receive periodic reports from the independent auditors regarding the auditor’s independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

7.    Evaluate the performance of the independent auditors and, whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditors.

8.    Recommend guidelines for the Company’s hiring of employees of the independent auditors who participated in any capacity in the audit of the Company.

B.    Audit Planning and Review and Related Matters.

1.    Meet with the independent auditors prior to the audit to review the overall scope of the audit, the planning and staffing thereof and the proposed fees therefor.

2.    Review with management and the independent auditors the annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K).

3.    Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.    Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s financial staff and accounting and financial controls, including the Company’s systems to monitor and manage business risk, and the Company’s legal and ethical compliance programs.

5.    Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

6.    Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

8.    Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

9.    Meet with the chief financial officer and the independent auditors in separate executive sessions to discuss issues relating to the annual audited financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

10.    Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-K regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.    Obtain confirmation from the independent auditors that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12.    Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

13.    Based upon its reviews and discussions, the Audit Committee shall recommend to the Board of Directors as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

14.    Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

15.    Review the content and clarity of communications with the public regarding annual operating results prior to their release.

C.    Review of Quarterly Financial Statements and Related Matters.

1.    Review with management and the independent auditors the Company’s quarterly financial statements and management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q.

2.    Review with management and the independent auditors the results of the independent auditors’ reviews of the quarterly financial statements.

3.    Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.    Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

5.    Meet each quarter with the chief financial officer and the independent auditors in separate executive sessions to discuss issues relating to the quarterly financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

6.    Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.    Review the content and clarity of communications with the public regarding operating results for each of the first three fiscal quarters of each year prior to their release.

D.    General Oversight Responsibilities.

1.    Review the content and clarity of all material communications with the public regarding changes in financial projections prior to their release.

2.    Meet periodically with management to review the Company’s major risk exposures, including financial, industry and operational risks, and the steps management has taken to monitor and control such exposures.

3.    At least annually, review the Company’s “critical accounting policies” with management and the independent auditors.

4.    Review major changes to the Company’s auditing and accounting policies, principles and practices as suggested by the independent auditors or management.

5.    Obtain reports from management, and, if so determined by the Audit Committee, from the independent auditors that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct, including disclosures of insider and affiliated party transactions.

6.    Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.    Review with counsel legal compliance matters including corporate securities trading policies and other legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

8.    Establish procedures for receiving, retaining and investigating reports of illegal acts involving the Company detected by the independent accountants or others and, in accordance with such procedures, supervise the investigation of such reports of illegal acts, review the actions taken or to be taken by the Company to remediate such illegal acts, and, if appropriate, recommend further action by the Board of Directors. Establish procedures for the confidential, anonymous submission by employees of the Company and others of concerns or complaints regarding questionable accounting or auditing matters, and investigate any such concerns or complaints.

9.    Review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company.

10.    Review and discuss with management and the independent auditors new or proposed accounting rules or pronouncements that may affect the Company.

11.    Review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s code of conduct.

APPENDIX “B”

Maxwell Technologies, Inc.

2004 Employee Stock Purchase Plan

1.    Establishment of Plan. Maxwell Technologies, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the “Plan”). The adoption and implementation of this Plan are subject to Section 21 hereof. For purposes of this Plan, “parent corporation” and “Subsidiary” (when used in the plural, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Subject to adjustment as provided in Section 14 of the Plan, the aggregate number of shares of Common Stock which may be purchased under this Plan shall not exceed five hundred thousand (500,000) shares of Common Stock of the Company, which may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

2.    Purpose. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.    Administration. The Plan is administered by the Board of Directors of the Company or by a committee designated by the Board of Directors of the Company (in which event all references herein to the Board of Directors shall be to the committee). Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4.    Eligibility. Any employee of the Company or the Subsidiaries designated by the Board is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5.    Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of approximately six (6) months duration commencing on January 1 and July 1 of each year and ending on the last day prior to the beginning of the next Offering Period. Payroll deductions of participants are accumulated under this Plan during Offering Periods, and such deductions commence, for any given participant, on the first payroll period of such participant ending during such Offering Period. The first Offering Period shall commence on January 2, 2005. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is hereinafter referred to as the “Purchase Date.” The Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

6.    Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) Human Resources (“HR”) department a subscription agreement authorizing payroll deductions not later than December 15, 2004 for the first Offering Period under this Plan or, for subsequent Offering Periods, not later than the 15th day of the month before the Offering Date of such Offering Period, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the HR department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the HR department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant who has not withdrawn from the Plan pursuant to Section 11 below by the end of an Offering Period will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

7.    Grant of Option on Enrollment. An eligible employee who enrolls in the Plan with respect to an Offering Period pursuant to Section 6 hereof, will receive a grant of an option (as of the Offering Date) to purchase on the Purchase Date up to that whole number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Offering Period by the Purchase Price, as defined in Section 8 below; provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares, if any, set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) 200% of the number of shares purchasable by using 85% of the Entry Price (as defined in Section 8(a) below) as the purchase price.

8.    Purchase Price. The price per share at which a share of Common Stock will be purchased in any Offering Period shall be 85% of the lesser of:

a.    the fair market value at the close of trading on the last day immediately preceding the Offering Date on which trading occurs in the public securities markets (the “Entry Price”); or

b.    the fair market value at the close of trading on the Purchase Date or, if no trading occurs in the Company’s Common Stock in the public securities markets on such Purchase Date, then on the immediately preceding day on which such trading did occur.

For purposes of the Plan, the term “fair market value” on a given date shall mean the closing price in U.S. dollars of a share of the Company’s Common Stock on that date as reported on the NASDAQ National Market System.

9.    Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

a.    The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee’s compensation in 1% increments not less than 1% nor greater than 10%. Compensation shall be limited to base salary or wages, bonuses, overtime and commissions, if any, paid; provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall continue until altered or terminated as provided in the Plan.

b.    A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the HR department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the HR department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one such change may be made effective during any Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the HR department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering Period.

c.    All payroll deductions made for a participant are recorded in his or her account under the Plan; the funds are not segregated within general funds of the Company; and no interest accrues to the employee on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

d.    On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form as provided in Section 11 below which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares by reason of any limitation on the number of shares that may be purchased under the Plan as set forth in Section 10 hereof, shall be refunded to such participant in cash. Any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, into the next Offering Period; provided that the Company may, in its discretion, refund any such amounts to participants rather than carrying such amounts forward to the next Offering Period. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

e.    As promptly as practicable after the Purchase Date, the Company shall arrange for the transfer of shares purchased for each participant into a brokerage account established by the Company for the purposes of this Plan, in which account such shares will be held for the benefit of each participant. The Board, in its sole discretion, may at any time elect to cause certificates representing the shares to be issued to participants in lieu of maintaining such brokerage account for the benefit of participants.

f.    During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

10.    Limitations on Shares to be Purchased.

a.    No employee shall be entitled to purchase stock under the Plan at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code), for each calendar year in which the employee participates in the Plan.

b.    No more than 200% of the number of shares which would have been purchased if the price were 85% of the Entry Price for an Offering Period may be purchased by a participant on the Purchase Date for such Offering Period.

c.    No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Sections 10(a) and 10(b) above. If a new

Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

d.    If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.

e.    Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11.    Withdrawal.

a.    Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the HR department a notice on a form provided for such purpose. Such withdrawal may be elected at any time before the share purchase is effected.

b.    Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may, except as provided in the following sentence, participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner set forth above for initial participation in the Plan. Any participant who is a corporate officer of the Company and who elects to withdraw from the Plan during an Offering Period may not again participate in the Plan until one full Offering Period has elapsed since the Offering Period during which such participant elected to withdraw.

12.    Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.    Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, the Company shall promptly deliver to the employee all payroll deductions previously withheld. No interest shall accrue to the employee on the payroll deductions of a participant in the Plan.

14.    Capital Changes. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15.    Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.    Reports. Individual records will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

17.    Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within 12 months from the Purchase Date on which such shares were purchased.

18.    No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19.    Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Shareholder Approval. Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Approval of the adoption of this Plan shall be solicited at the first annual meeting of shareholders held subsequent to December 13, 2004, the effective date of this Plan. Shareholder approval of amendments to this Plan shall be obtained at a duly held meeting or by written consent only to the extent required by, and by a vote that satisfies the requirements of, Section 423 of the Code and Rule 16b-3 as promulgated under the Exchange Act (“Rule 16b-3”).

22.    Designation of Beneficiary.

a.    A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.

b.    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.    Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

If the purchase of shares on a Purchase Date is exempt from the operation of Section 16(b) of the Exchange Act by the operation of Rule 16b-6 promulgated under the Exchange Act, to the extent required by the Exchange Act, shares purchased by a person subject to the requirements of Section 16(b) of the Exchange Act may not be sold prior to the expiration of six (6) months from the Purchase Date on which such shares were purchased (or on such other date as may be required by Rule 16b-3 or any successor rule).

24.    Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.    Amendment or Termination of the Plan. This Plan shall be effective December 14, 2004 and shall continue until the earlier to occur of termination by the Board, issuance of all the shares of Common Stock reserved for issuance under the Plan, or ten (10) years from the adoption of the Plan by the Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

a.    increase the number of shares that may be issued under the Plan;

b.    change the designation of the employees (or class of employees) eligible for participation in the Plan; or

c.    constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act or the listing requirements of the NASDAQ National Market.

APPENDIX “C”

Maxwell Technologies, Inc.

2005 Omnibus Equity Incentive Plan

1.    Purpose, History and Effective Date.

a.    Purpose. The Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors or consultants and (ii) to increase stockholder value. The Plan will provide Participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

b.    History. Prior to the effective date of this Plan, the Company had in effect the 1995 Plan. Upon stockholder approval of this Plan, no new awards will be granted under the 1995 Plan.

c.    Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.

2.    Definitions. Capitalized terms used in this Plan have the following meanings:

a.    “1995 Plan” means the Amended and Restated Maxwell Technologies, Inc. 1995 Stock Option Plan.

b.    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

c.    “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Dividend Equivalent Units.

d.    “Award Agreement” means a written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

e.    “Board” means the Board of Directors of the Company.

f.    “Change of Control” means, subject to the provisions of this Section 2(f) the occurrence of any one of the following events:

(i)    the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)    the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)    a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)    any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

Notwithstanding anything to the contrary contained herein, the occurrence of any event listed in this Section 2(f) shall not constitute a Change of Control unless and until the Committee makes an affirmative determination in writing that such occurrence constitutes a Change of Control for purposes of this Plan. In addition, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

g.    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

h.    “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

i.    “Company” means Maxwell Technologies, Inc., a Delaware corporation, or any successor thereto.

j.    “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

k.    “Disability” has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.

l.    “Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.

m.    “Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.

n.    “Effective Date” means the date the Company’s stockholders approve this Plan.

o.    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

p.    “Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on The Nasdaq National Market, the last reported sales price on the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on The Nasdaq National Market; or (ii) if the Stock is not listed or admitted to trading on The Nasdaq National Market, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

q.    “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.

r.    “Option” means the right to purchase Shares at a specified price during a specified period of time.

s.    “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.

t.    “Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:

(i)    Revenue;

(ii)           Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted);

(iii)         Income before income taxes and minority interests;

(iv)          Operating income;

(v)           Pre- or after-tax income;

(vi)          Average accounts receivable;

(vii)        Cash flow;

(viii)       Cash flow per share;

(ix)          Net earnings;

(x)           Basic or diluted earnings per share;

(xi)          Return on equity;

(xii)        Return on assets;

(xiii)       Return on capital;

(xiv)       Growth in assets;

(xv)         Economic value added;

(xvi)       Share price performance;

(xvii)      Total stockholder return;

(xviii)     Improvement or attainment of expense levels;

(xix)       Market share or market penetration;

(xx)         Business expansion, and/or acquisitions or divestitures; or

(xxi)       With respect to Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), any other performance goals as determined by the Committee, provided that any such goal(s) are established in writing by the Committee no later than 90 days after the commencement of the period of service to which the goal relates and while the achievement of such goal(s) is substantially uncertain.

The Committee may specify at the time an Award is made that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

u.    “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

v.    “Performance Units” means the right to receive a payment, based on a number of units with a specified value, to the extent Performance Goals are achieved.

w.    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.

x.    “Plan” means this Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan, as may be amended from time to time.

y.    “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

z.    “Restricted Stock Unit” means the right to receive a payment which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service, with each unit having a value equal to the Fair Market Value of one or more Shares, or the average of the Fair Market Value of one or more Shares over such period as the Committee specifies.

aa.    “Retirement” means, unless the Committee determines otherwise in an Award Agreement, termination of employment from the Company and its Affiliates on or after age 65 with five (5) years of continuous service with the Company and its Affiliates.

bb.    “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

cc.    “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

dd.    “Share” means a share of Stock.

ee.    “Stock” means the common stock of the Company.

ff.    “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

gg.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

3.    Administration.

a.    Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan, such Award or such Award Agreement into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan or under any Award.

b.    Delegation to Other Committees or CEO. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to the Chief Executive Officer of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or the Chief Executive Officer to the extent of such delegation.

c.    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

4.    Eligibility. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or other employee, a Director, or a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

5.    Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6.    Shares Reserved under this Plan.

a.    Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of seven hundred fifty thousand (750,000) Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may issue only seven hundred fifty thousand (750,000) Shares upon the exercise of Incentive Stock Options.

b.    Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award or the withholding taxes due as a result of the issuance or receipt of a payment or Shares under an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to Incentive Stock Options.

c.    Addition of Shares from Predecessor Plan. After the Effective Date, if any Shares subject to awards granted under the 1995 Plan would again become available for new grants under the terms of such plan, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 1995 Plan after the Effective Date.

d.    Participant Limitations. Subject to adjustment as provided in Section 16, with respect to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), no Participant may be granted Awards that could result in such Participant:

(i)    receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than two hundred fifty thousand (250,000) Shares (reduced, in the initial calendar year in which this Plan is effective, by the number of options granted to a Participant under the 1995 Plan in such year, if any), except that Options and/or Stock Appreciation Rights granted to a new employee in the calendar year in which his or her employment commences may not relate to more than five hundred thousand (500,000) Shares;

(ii)    receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than two hundred fifty thousand (250,000) Shares;

(iii)    receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units (the value of which is based on the Fair Market Value of a Share), for more than two hundred fifty thousand (250,000) Shares; or

(iv)    receiving in any calendar year Awards of Performance Units (the value of which is not based on the Fair Market Value of a Share) that could result in a payment of more than Two Hundred Fifty Thousand Dollars ($250,000).

With respect to Awards that are not intended to meet the requirements of performance-based compensation under Code Section 162(m), the Committee may grant Awards in excess of the limits described in this subsection (d), but only if such discretion would not cause Awards that are intended to be performance-based compensation under Code Section 162(m) from being treated as such.

7.    Options.

a.    Discretionary Grants. Except as provided in subsection (b) and subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(i)    Whether the Option is an Incentive Stock Option, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an Incentive Stock Option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all Incentive Stock Options are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(ii)    The number of Shares subject to the Option.

(iii)    The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that (i) no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).

(iv)    The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals or may provide for an acceleration of the exercisability upon the Participant’s death, Disability or Retirement.

(v)    The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an Option for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the Option’s termination date.

(vi)    The exercise period following a Participant’s termination of employment or service.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

8.    Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:

a.    Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

b.    The number of Shares to which the SAR relates.

c.    The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

d.    The terms and conditions of exercise or maturity, which may include a provision that accelerates the exercisability of the SAR upon the Participant’s death, Disability or Retirement. Notwithstanding the foregoing, unless the Committee determines otherwise in the Award Agreement, if on the date when the SAR expires or otherwise terminates, the grant price for the SAR is less than the Fair Market Value of a Share, then the unexercised portion of the SAR that was exercisable immediately prior to such date shall automatically be deemed exercised.

e.    The term, provided that an SAR must terminate no later than 10 years after the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an SAR for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the SAR’s termination date.

f.    Whether the SAR will be settled in cash, Shares or a combination thereof.

9.    Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:

a.    The number of Shares and/or units to which such Award relates, and with respect to Performance Units, whether the value of each unit will be based on the Fair Market Value of one or more Shares, the average of the Fair Market Value of one or more Shares over such period as the Committee specifies, or such other value as the Committee specifies in the Award Agreement.

b.    One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

c.    Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

d.    With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

10.    Restricted Stock and Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

a.    The number of Shares and/or units to which such Award relates.

b.    The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; provided that, subject to the provisions of Section 10(c), an Award that is subject to the achievement of Performance Goals must have a restriction or vesting period of at least one year, and an Award that is not subject to Performance Goals must have a restriction or vesting period of at least three years. Notwithstanding the foregoing, if the Committee determines in its sole discretion that an Award of Restricted Stock or Restricted Stock Units is granted to a Participant in lieu of cash compensation (including without limitation bonus cash compensation), the Committee may impose such restriction or vesting period on such Award as it determines.

c.    Whether all or any portion of the restrictions or vesting schedule imposed on the Award will lapse or be accelerated upon a Participant’s death, Disability or Retirement.

d.    With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

e.    With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

f.    Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

11.    Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

12.    Payment of Directors’ Fees in Options. Subject to such restrictions as may be imposed by the Board, a Director may elect to receive all or any portion of his or her annual cash retainer payment from the Company in the form of Options. The number of Options granted as a result of such election shall be determined by multiplying the amount of foregone cash compensation by four (4), and dividing such product by the Fair Market Value of a Share on the date the cash compensation would have otherwise been paid to the Director. Such Options shall be issued under and subject to the terms of this Plan. An election under this Section 12 shall be filed with the Company on such form and in such manner as the Board determines.

13.    Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

14.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

a.    Term of Plan. This Plan will terminate on the tenth anniversary of the Effective Date unless the Board or Committee earlier terminates this Plan pursuant to Section 14(b).

b.    Termination and Amendment. The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

c.    Amendment, Modification or Cancellation of Awards. Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 16(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

d.    Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

e.    Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

f.    Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15.    Taxes.

a.    Withholding Right. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

b.    Use of Shares to Satisfy Tax Withholding. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent required to avoid an expense on the Company’s financial statements. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

16.    Adjustment Provisions; Change of Control.

a.    Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 16(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the amount the holder could have received in respect of such Award under Section 16(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 16(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

b.    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

c.    Change of Control.

(i)    The Committee may specify, either in an Award Agreement or at the time of a Change of Control, whether an outstanding Award shall become vested and/or payable, in whole or part, as a result of the Change of Control.

(ii)    If, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option or SAR that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

(iii)    If, in connection with the Change of Control, the Shares issued to a Participant as a result of the accelerated vesting or payment of a Restricted Stock Award, Performance Share Award, Restricted

Stock Unit Award, Performance Unit Award or Dividend Equivalent Award under this subsection (c) are not registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of such Shares shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control, to receive, in exchange for the surrender of such Shares an amount of cash equal to the greater of the Fair Market Value of a Share on the Change of Control date or the Fair Market Value of such Share on the date of surrender.

d.    Parachute Payment Limitation.

(i)    Scope of Limitation. This Section 16(d) shall apply to an Award only if:

(A)	the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Code Section 4999), will be greater after the application of this Section 16(d) than it was before the application of this Section 16(d); or

(B)	the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 16(d) (regardless of the after-tax value of such Award to the Participant).

If this Section 16(d) applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(ii)    Basic Rule. Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 16(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(iii)    Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 16(d), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Auditors under this Section 16(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iv)    Overpayments and Underpayments. As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”)

or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(v)    Related Corporations. For purposes of this Section 16(d), the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Code Section 280G(d)(5).

17.    Miscellaneous.

a.    Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)    one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Sections 6(a));

(ii)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii)    conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment or service, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iv)    the automatic grant of a new Option (the “replenishment Option”) to a Participant who pays the exercise price of an existing Option in Shares; provided that the replenishment Option shall cover only that number of Shares that is used to pay the exercise price and shall expire at the same time as the original Option to which it relates;

(v)    restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(vi)    compliance with federal or state securities laws and stock exchange requirements.

b.    Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    a Participant who transfers employment between the Company and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)    a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)    a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.

c.    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

d.    Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

e.    Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

f.    Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

g.    Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

h.    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

i.    Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

MAXWELL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MAXWELL TECHNOLOGIES, INC. hereby appoints Richard D. Balanson and David H. Russian, and each of them with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2005 Annual Meeting of Stockholders of MAXWELL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), to be held on May 5, 2005, at 11:00 a.m., local time, at The Courtyard by Marriott, 8651 Spectrum Center Blvd., San Diego, California 92123, and at any adjournment(s) thereof, with all power, including voting rights, which the undersigned would possess if personally present at said meeting on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of the 2005 Annual Meeting of Stockholders and accompanying Proxy Statement dated April 5, 2005.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1.  Election of Directors of the Company in Class III to serve until the 2008 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

FOR

WITHHELD FOR ALL

Nominees:

01Carlton	Eibl
02Robert	Guyett

03Thomas Ringer

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2005 fiscal year.

FOR AGAINST ABSTAIN

3. Approval of the Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan.

FOR AGAINST ABSTAIN

4. Approval of the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.

FOR AGAINST ABSTAIN

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time until the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/mxwl

Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

MAXWELL TECHNOLOGIES, INC.

DIRECTION CARD

TO: CIGNA BANK & TRUST, TRUSTEE

MAXWELL TECHNOLOGIES, INC. 401(K) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. 401(k) Plan (the “Plan”) at the 2005 Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 5, 2005, or any adjournment thereof, as marked on the reverse side of this Direction Card.

Unless Cigna Bank & Trust, as Trustee for the Plan, receives my vote by May 2, 2005, it will not vote the shares allocated to my Plan account.

THIS VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

IF NO DIRECTION IS GIVEN, THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1.Election of Directors of the Company in Class III to serve until the 2008 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

FOR

WITHHELD FOR ALL

Nominees:

01 Carlton Eibl

02 Robert Guyett

03 Thomas Ringer

2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2005 fiscal year.

FOR AGAINST ABSTAIN

3. Approval of the Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan.

FOR AGAINST ABSTAIN

4. Approval of the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.

FOR AGAINST ABSTAIN

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature    Signature    Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

MAXWELL TECHNOLOGIES, INC.

DIRECTION CARD

TO: COMPUTERSHARE, ADMINISTRATOR

MAXWELL TECHNOLOGIES, INC. ESPP PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. ESPP Plan (the “Plan”) at the 2005 Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 5, 2005, or any adjournment thereof, as marked on the reverse side of this Direction Card.

Unless Computershare, as Administrator for the Plan, receives my vote by May 2, 2005, it will not vote the shares allocated to my Plan account.

THIS VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

IF NO DIRECTION IS GIVEN, THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of Directors of the Company in Class III to serve until the 2008 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

FOR

WITHHELD FOR ALL

Nominees:

01 Carlton Eibl

02 Robert Guyett

03 Thomas Ringer

2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2005 fiscal year.

FOR
AGAINST
ABSTAIN

3. Approval of the Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan.

FOR
AGAINST
ABSTAIN

4. Approval of the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan.

FOR

AGAINST

ABSTAIN

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE